DRAFT

ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated for reference as of the 17th day of December, 2010.

BETWEEM:

MELEK MINING, INC. a corporation duly formed under the laws of Texas with its principal office at 13809 Research Blvd, Suite 808, Austin, TX 78750 and 4HM PARTNERS LLC, a shareholder of Melek Mining, Inc.

(hereinafter called the "Assignor")

OF THE FIRST PART

AND:

UNIVERSAL MEDIA CORPORATION, a corporation duly formed under the laws of Texas with its principal office at 119 Woodstream Ct., Cresson, Texas 76035

(hereinafter called the "Assignee")

OF THE SECOND PART

WHEREAS, Melek Mining, Inc. holds nine (9) association placer mining claims (the "Mining Claims") in Mohave County, Arizona as set forth in Schedule "A" hereto and desires, along with 4HM PARTNERS LLC (a Melek Mining, Inc. shareholder), to assign all their rights and interest to the Mining Claims to Assignee by the terms of this Agreement.

D WHEREAS, Universal Media Corporation wishes to acquire of the Assignor's rights and interest to the Mining Claims set forth in Schedule "A" hereto.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the mutual covenants and agreements hereinafter provided, the parties have agreed and do hereby agree as follows:

1. For the consideration set out in Paragraph 2 below, the Assignor agrees to assign to the Assignee all of their rights and interest to the Mining Claims located in Mohave County, Arizona and listed in Schedule "A" hereto.

2. The consideration for the assignment shall be as follows:

   Assignee shall issue 5,066,000 shares of the Assignee's common stock to 4HM PARTNERS LLC, a designated shareholder of Melek Mining, Inc., within ten (10) days of Assignor executing and filing the appropriate assignment documents for the Mining Claims with Mohave County, Arizona and with the United States of America Bureau of Land Management located in Phoenix, Arizona.

3. The Melek Mining, Inc. Shareholder named in Paragraph above agrees to execute a shareholder agreement as set forth in Schedule "B" hereto at the time that the shares of common stock per Paragraph 2 above are delivered to the Shareholder.

4. In the event that the Assignee shall fail to issue any shares required to be issued by the Assignee under this Agreement, this Agreement shall terminate.

EXHIBIT B

Mining Claims in Mohave County, Arizona Assigned by Melek Mining, Inc. and Named Shareholder

AMC Number	Claim Name	Section	Township	Range	Acres
403533	Isaiah 45-3	NE ¼ of 2	13N	15W	160
403534	Jehovah-Jireh 1	SE ¼ of 2	13N	15W	160
403531	El Shaddai 1	NW ¼ of 3	13N	15W	160
403530	Elohim 1	NE ¼ of 3	13N	15W	160
403536	Yhvh 1	SE ¼ of 10	13N	15W	160
403529	Adonai 1	NW ¼ of 10	13N	15W	160
403532	Immanuel 1	NE ¼ of 10	14N	15W	160
403535	Melek 1	SE ¼ of 34	14N	15W	160
403537	Zahav 1	SW ¼ of 34	14N	15W	160